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                                                                    Exhibit 22.1

                  SUBSIDIARIES OF TANDEM COMPUTERS INCORPORATED


Name of Subsidiary and                                        Jurisdiction
Name Under Which Doing Business:                            of Incorporation
--------------------------------                            ----------------

ACI Canada EFTS Limited                                        Nebraska
NonStop Manufacturing Pty. Ltd.                                Delaware
PT Tandem Computers Indonesia                                  Indonesia
PT Tandem Computers Indonesia                                  Delaware
Tandem Computers AB                                            Sweden
Tandem Computers AG                                            Switzerland
Tandem Computers A/O                                           Russia
Tandem Computers A/O                                           Delaware
Tandem Computers A/S                                           Denmark
Tandem Computers Asia Ltd.                                     Delaware
Tandem Computers Asia-Pacific Incorporated                     Delaware
Tandem Computers B.V.                                          Netherlands
Tandem Computers Canada Limited                                Canada
Tandem Computers Credit Corporation                            Delaware
Tandem Computers del Peru S.A.                                 Peru
Tandem Computers do Brasil Inc.                                Delaware
Tandem Computers Europe Incorporated                           Delaware
Tandem Computers Export Corporation                            California
Tandem Computers FSC, Inc.                                     Barbados
Tandem Computer Ges.m.b.H.                                     Austria
Tandem Computers GmbH                                          Germany
Tandem Computers (Hong Kong) Limited                           Hong Kong
Tandem Computers (Hungary) Incorporated                        Delaware
Tandem Computers Iberica, S.A.                                 Spain
Tandem Computers India Ltd.                                    Delaware
Tandem Computers International Incorporated                    Delaware
Tandem Computers International (Thailand) Ltd.                 Thailand
Tandem Computers Investment Corporation                        Delaware
Tandem Computers Investments do Brasil Inc.                    Delaware
Tandem Computers Italia S.p.A.                                 Italy
Tandem Computers Italia S.p.A.                                 Delaware
Tandem Computers Japan, Limited                                Japan
Tandem Computers Korea Ltd.                                    Korea
Tandem Computers Korea Ltd.                                    Delaware
Tandem Computers Limited                                       United Kingdom
Tandem Computers Manufacturing, Inc.                           California
Tandem Computers Marketing Inc.                                Delaware
Tandem Computers (Norway) A/S                                  Norway
Tandem Computers Pty. Ltd.                                     Delaware
Tandem Computers S.A.                                          France
Tandem Computers S.A./N.V.                                     Belgium
Tandem Computers South Asia Ltd.                               Delaware
Tandem Computer Systems Sdn BHD                                Malaysia
Tandem Computer Systems Sdn BHD                                Delaware
Tandem de Argentina Incorporated                               Delaware
Tandem Employees Emergency Relief Fund, Inc.                   Delaware
Tandem PRC Incorporated                                        Delaware
Tandem/Simplicity A, Inc.                                      Delaware
Tandem/Simplicity B, Inc.                                      Delaware
Tandem South Africa (Pty) Ltd.                                 South Africa
Tandem South Africa (Pty) Ltd.                                 Delaware
Tandem Taiwan Incorporated                                     Delaware
Ungermann-Bass Networks, Inc.                                  Delaware
Twinco A/S                                                     Norway
Yura Corp.                                                     Colorado